EXHIBIT 99.1

CORRECTING and REPLACING -- Akorn Reports Preliminary Fourth Quarter and Full Year 2014 Results

- Fourth Quarter GAAP EPS of $0.29; Non-GAAP Adjusted EPS of $0.50 -

- 2015 Revenue Guidance of Between $960 million and $980 million -

- 2015 Non-GAAP Adjusted EPS Guidance of $1.88 - $1.98 -

LAKE FOREST, Ill., Feb. 26, 2015 (GLOBE NEWSWIRE) -- In a release issued under the same headline earlier today by Akorn, Inc. (Nasdaq:AKRX) please note that an incorrect Table 8, Reconciliation of 2015 Non-GAAP Revenue, EPS and EBITDA Guidance to GAAP Revenue, EBITDA and EPS, was included in the original version of this press release. The corrected release follows:

Akorn, Inc. (Nasdaq:AKRX) today reported preliminary financial results for the fiscal fourth quarter and full year ended December 31, 2014 and provided initial 2015 financial guidance.

Consolidated revenue for the fourth quarter was $227.8 million and included $12.4 million of costs associated with competitive pricing actions during the fourth quarter. GAAP diluted earnings per share (EPS) was $0.29 in the fourth quarter of 2014, compared to GAAP EPS of $0.14 in the prior year period. Adjusted non-GAAP diluted EPS for the fourth quarter 2014 increased to $0.50 compared to $0.14 in the fourth quarter of 2013.

Consolidated revenue for full year 2014 was $601.9 million and included $52.2 million of costs associated with competitive pricing actions during the second half of the year. GAAP diluted EPS was $0.38 for the full year 2014, compared to GAAP EPS of $0.46 for the full year 2013. Adjusted non-GAAP diluted EPS for full year 2014 increased to $1.16 compared to $0.55 in full year 2013.

Akorn expects 2015 net revenue between $960 million and $980 million, representing growth of at least 47 percent from non-GAAP adjusted full year 2014 revenue. Full year 2015 non-GAAP adjusted diluted EPS is expected to be between $1.88 and $1.98, representing growth of at least 62 percent from full year 2014 non-GAAP adjusted EPS levels.

Fourth Quarter 2014 Key Highlights and Accomplishments

  Total revenue of $227.8 million, up 168 percent versus the prior year period. Excluding one-time costs associated with competitive pricing actions, adjusted total revenue for the quarter was $240.2 million, up 183 percent versus the prior year period.
  GAAP gross margin of 56.4 percent, compared to 55.3 percent in the prior year period; excluding $7.8 million in costs in the fourth quarter 2014 from amortization of inventory step-up and costs associated with competitive pricing actions, non-GAAP adjusted gross margin was 61.8 percent, up from 55.3 percent in the prior year period.
  GAAP diluted EPS of $0.29, up 107 percent from the prior year period; non-GAAP adjusted diluted EPS of $0.50, up 257 percent from the prior year period.
  Four products were approved by the U.S. Food and Drug Administration (FDA) in the fourth quarter: Adenosine Injection, USP 3mg/mL, 20mL and 30mL; Dexmedetomidine Hydrochloride (HCl) Injection; Phenylephrine HCl and Promethazine HCl Syrup; and Codeine Phosphate, Phenylephrine HCl and Promethazine HCl Syrup.
  Three products were launched in the fourth quarter: Gatifloxacin Ophthalmic Drops 0.5%; Adenosine Injection, USP 3mg/mL, 20mL and 30mL; and Atropine Sulfate Ophthalmic Solution 1%.

2014 Represented a Key Transformative Year for Akorn

  In 2014, Akorn received 14 unique product approvals, representing a combined IMS annual market size of $850 million.
  Akorn launched five of these products in 2014 and expects to be in a position to launch the remaining nine products approved in 2014 throughout 2015.
  The Company completed the acquisition of Hi-Tech Pharmacal on April 17, adding over 50 new products to the Akorn portfolio.
  Akorn completed the acquisition of VersaPharm on August 12, complementing the Hi-Tech acquisition through the addition of 20 products along with a robust pipeline of dermatology-focused pipeline products.
  In early October, Akorn acquired rights to Xopenex® Inhalation Solution from Sunovion, adding a leading established respiratory product to the Akorn portfolio.
  Akorn acquired five marketed and four pipeline veterinary products from Lloyd, Inc. in early October, supplementing Akorn's growing presence in the veterinary market.

"2014 was a transformative and rewarding year for Akorn," said Raj Rai, Akorn's Chief Executive Officer. "In a short period of time we have built a robust and well-diversified specialty generics platform that will provide future growth opportunities through a growing pipeline of products and a reliable acquisition strategy. I remain confident in the long term prospects of our business."

Preliminary Financial Results for the Quarter Ended December 31, 2014

Revenue. Consolidated revenue for the fourth quarter of 2014 was $227.8 million, an increase of 168 percent over fourth quarter 2013 revenue of $85.0 million. Fourth quarter 2014 consolidated revenue included $12.4 million in costs associated with fourth quarter competitive pricing actions. Excluding the impact of these, the year-over-year increase was largely driven by the Hi-Tech Pharmacal and VersaPharm acquisitions, the addition of several branded ophthalmic products acquired in late 2013 and early 2014, the acquisition of Xopenex® from Sunovion in October 2014 and competitive pricing actions for products in the Akorn generic portfolio coupled with strength in the Company's base business.

Gross Margin. Consolidated gross margin for the fourth quarter of 2014 was 56.4 percent compared to 55.3 percent in the fourth quarter of 2013. In addition to the costs associated with competitive pricing actions, fourth quarter 2014 consolidated gross margin included $7.8 million in amortization of inventory step-up, accelerated depreciation on plant assets and costs associated with competitive pricing actions. Excluding the impact of these items, fourth quarter 2014 adjusted non-GAAP gross margin was 61.8 percent.

Operating Expenses. GAAP selling, general and administrative (SG&A) expense in the fourth quarter of 2014 was $29.1 million compared to $14.4 million in the fourth quarter of 2013. GAAP SG&A expense in the fourth quarters of 2014 and 2013 included $2.5 million and $1.4 million, respectively, in stock compensation expense.

GAAP research and development (R&D) investment in the fourth quarter of 2014 was $7.8 million compared to $4.0 million in the fourth quarter of 2013.

Acquisition-related expenses in the fourth quarter of 2014 were $2.9 million compared to $0.9 million in the fourth quarter of 2013. Amortization of intangible assets was $16.7 million in the fourth quarter 2014 compared to $2.4 million in the fourth quarter of 2013. Akorn excludes acquisition-related expenses and amortization of intangible assets in its adjusted non-GAAP financials.

EBITDA. Earnings before interest, taxes, depreciation and amortization was $90.8 million in the fourth quarter 2014 compared to $33.5 million in the fourth quarter 2013. Adjusted EBITDA, which is a non-GAAP measure used by management to evaluate the continuing operations of the Akorn business, was $117.3 million in the fourth quarter of 2014 compared to $30.9 million in the fourth quarter of 2013. A full reconciliation of adjusted EBITDA adjustments can be found in table 4 at the end of this release.

Non-Operating Expenses. Non-operating expenses, which consist mainly of interest and other non-operating expenses, were $15.4 million in the fourth quarter 2014, compared to a net non-operating income of $1.5 million during the fourth quarter of 2013. Fourth quarter 2014 non-operating expenses included $1.9 million in amortization of debt financing costs, non-cash interest expense on convertible debt outstanding and other costs associated with acquisitions, litigation settlements and foreign currency adjustments. Fourth quarter 2013 non-operating income included $3.7 million in income from amortization of debt financing costs, non-cash interest expense on convertible debt outstanding, a bargain purchase gain from ophthalmic product acquisitions and other costs associated with acquisitions, litigation settlements and foreign currency adjustments.

GAAP Net Income per Share. GAAP net income for the fourth quarter 2014 was $34.2 million, compared to $16.7 million in the fourth quarter of 2013. Average fully-diluted shares outstanding for the fourth quarter 2014 were 124.5 million compared to 116.5 million in the fourth quarter of 2013. GAAP fully diluted earnings per share (EPS) was $0.29 in the fourth quarter of 2014 compared to $0.14 in the fourth quarter of 2013. Including a net adjustment of $26.7 million to net income for non-GAAP items, adjusted fully diluted EPS was $0.50 in the fourth quarter of 2014. Including a net adjustment of ($0.6) million to net income, adjusted fully diluted EPS was $0.14 in the fourth quarter of 2013.

Adjustments to net income in the fourth quarters of 2014 and 2013 include a number of items detailed in tables 5 and 6 at the end of this release. Please refer to these tables for a full reconciliation of GAAP to non-GAAP items for the fourth quarter and full year 2014 and 2013.

Capital Position and Liquidity

Cash & Cash Equivalents. As of December 31, 2014, Akorn had $70.7 million in cash and cash equivalents, compared to $34.2 million at December 31, 2013.

3.5% Convertible Notes Due 2016. As of December 31, 2014, $87.5 million of the original $120 million face value 3.5% convertible notes due 2016 remained, as $32.5 million face value of these notes were converted in the fourth quarter 2014. At the Company's option, substantially all conversions during the fourth quarter of 2014 were settled in Akorn common stock.

Term Loans. As of December 31, 2014, Akorn had $1,042.3 million in term loans outstanding, which were used to fund the Hi-Tech Pharmacal and VersaPharm acquisitions.

Akorn's R&D Efforts Continue to Produce Results

At February 25, 2015, Akorn had 87 ANDAs filed with the FDA with a combined annual addressable IMS market size of approximately $8.4 billion. Akorn has completed development work on nine additional products with a combined annual addressable IMS market size of approximately $684 million and expects to file these ANDAs with the FDA shortly.

During the fourth quarter of 2014, Akorn responded to six Complete Response Letters (CRLs) and received six new CRLs from the FDA. Of the 87 ANDA filings pending, four are tentatively approved and 34 have received CRLs, 23 of which are pending the Company's response.

Status of Akorn Pending ANDA Filings, February 25, 2015

Filed Age		Tentative		<24 months		24-36 months		>36 months		Total
values in millions USD		Count	Value*	Count	Value*	Count	Value*	Count	Value*	Count	Value*
Ophthalmic	Brand	4	541	3	238	3	622	3	691	13	2,092
	Generic	--	--	5	254	4	506	3	37	12	798
Injectable	Brand	--	--	6	1,231	4	669	2	286	12	2,186
	Generic	--	--	12	574	5	112	5	315	22	1,001
Other	Brand	--	--	4	124	1	28	--	--	5	152
	Generic	--	--	11	940	3	22	9	1,215	23	2,177
Total		4	541	41	3,362	20	1,960	22	2,543	87	8,406

* The IMS market size, shown in millions USD, is based on the IMS data for the trailing 12 months ended December 31, 2014 and excludes any trade and customary allowances and discounts. The IMS market size is not a forecast of our future sales.

Akorn Expects 2015 Revenue Growth of At Least 47 Percent and Non-GAAP Adjusted EPS Growth of At Least 62 Percent from Full Year 2014 Results

A tabular presentation of Akorn's 2015 guidance appears in table 7 at the end of this release. Akorn's 2015 guidance contemplates adjusted expense items that are non-GAAP measures the Company believes present a picture of Akorn's continuing operations. A full reconciliation of GAAP to non-GAAP guidance metrics is available in table 8 at the end of this release.

Revenue. Akorn estimates consolidated net revenue for 2015 is expected to be between $960 million and $980 million, representing growth of at least 47 percent from 2014 adjusted revenue of $654.2 million.

Based on several previously disclosed factors contributing to fourth quarter 2014 performance including higher-than-normal in-transit revenue at the end of the third quarter 2014, seasonality in the Hi-Tech Pharmacal cough and cold business and the successful resolution of backorders from the third quarter encountered due to clobetasol market dynamics, the company believes first quarter 2015 revenue will be below fourth quarter 2014 revenue. Akorn projects that consolidated net revenue will increase sequentially throughout 2015 due to a combination of seasonality in the business and the cumulative impact of new launches on quarterly revenue throughout the year.

Gross Margin. Consolidated adjusted gross margin for 2015 is expected to be between 62 percent and 63 percent, representing an increase of 430 basis points from adjusted 2014 gross margin levels. This expected increase is mainly due to a more favorable product mix from recently completed acquisitions.

SG&A Expense. Consolidated adjusted selling, general and administrative (SG&A) expense for 2015 is expected to be between $107 million and $112 million, representing an increase of at least $19.1 million or 22 percent over adjusted 2014 SG&A expense levels. This expected increase is mainly due to increased costs of the larger Akorn business following business development transactions in 2014.

R&D Expense. Consolidated adjusted research and development (R&D) investment for 2015 is expected to be between $45 million and $50 million, representing an increase of at least $15.8 million or 54 percent over adjusted 2014 R&D investment levels. This expected increase is due to a larger R&D organization following the Hi-Tech Pharmacal and VersaPharm acquisitions in 2014 along with expected additional development costs associated with changes in FDA guidance on stability studies for future generic filings.

Non-Operating Expense. Consolidated adjusted interest and other expenses are expected to be approximately $52 million in 2015. The increase of $22.8 million or 78 percent from adjusted 2014 adjusted interest expense and other expense is primarily due to the additional interest expense associated with the term loan facility used to finance the Hi-Tech Pharmacal and VersaPharm acquisitions, offset slightly by reduced interest expense from continued expected conversion of the $120 million convertible note facility.

Tax Rate. Akorn expects its adjusted tax rate to be approximately 37 percent in 2015.

Shares Outstanding. The Company expects 127.0 million average fully diluted shares outstanding in 2015. The increase from 123.1 million average fully diluted shares outstanding in 2014 is due to the expected conversion of the remainder of the $120 million convertible note facility along with dilution associated with share and option grants to employees and directors.

Adjusted EPS. Adjusted diluted EPS for 2015 is expected to be between $1.88 and $1.98.

Capital Expenditures. Akorn expects to invest between $50 million and $60 million on capital expenditures in 2015, compared to $29.6 million invested in 2014. The additional investment will be used to complete a planned expansion of our injectables facility in India, to modernize our Decatur manufacturing facility and to consolidate our recent acquisitions.

Key Assumptions in Guidance. Important assumptions underpinning Akorn's 2015 guidance include the following:

  New Product Launches from 2014 Approvals. Akorn received 14 unique product approvals in 2014. The Company launched five of those products in 2014: Bromfenac Ophthalmic Drops 0.09%, Tobramycin Inhalation Solution 300mg/5mL, Gatifloxacin Ophthalmic Drops 0.5%, Atropine Sulfate Ophthalmic Solution 1% and Adenosine Injection 3mg/mL, 20mL and 30mL. Akorn expects to launch the remainder of the 2014 approved products throughout 2015.
  New Product Launches from 2015 Approvals. On January 15, Akorn received approval for Phenylephrine HCl Ophthalmic Solution. Akorn expects to launch this product in the first half of 2015. While Phenylephrine is contemplated in 2015 guidance, other launches from products that could be approved in 2015 are not contemplated in current guidance.

Webcast and Conference Call Details

Akorn will host a conference call and webcast today at 10:00 a.m. EST (9:00 a.m. CST) to discuss fourth quarter 2014 results, initial 2015 guidance and recent corporate developments. The dial-in number to access the call is (877) 415-4117 in the U.S. and Canada and +1 (678) 224-7719 for international callers. The conference ID is 74929305. To access the live webcast, please go to Akorn's Investor Relations web site at http://investors.akorn.com.

A webcast replay of the conference call will be available shortly following the conclusion of the call and will be available for 90 days following the call. To access the webcast replay, please go to Akorn's Investor Relations web site at http://investors.akorn.com.

About Akorn

Akorn, Inc. is a specialty pharmaceutical company engaged in the development, manufacture and marketing of multisource and branded pharmaceuticals. Akorn has manufacturing facilities located in Decatur, Illinois; Somerset, New Jersey; Amityville, New York; Hettlingen, Switzerland and Paonta Sahib, India where the Company manufactures ophthalmic, injectable and specialty non-sterile pharmaceuticals. Additional information is available on the Company's website at www.akorn.com.

Forward Looking Statements

This press release includes statements that may constitute "forward-looking statements", including projections of certain measures of Akorn's results of operations, projections of sales, projections of certain charges and expenses, projections related to the number and potential market size of ANDAs, projections with respect to timing and impact of pending acquisitions, and other statements regarding Akorn's goals, regulatory approvals and strategy. Akorn cautions that these forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those indicated in the forward-looking statements. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Because such statements inherently involve risks and uncertainties, actual future results may differ materially from those expressed or implied by such forward-looking statements. You can identify these statements by the fact that they do not relate strictly to historical or current facts. They use words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," and other words and terms of similar meaning in connection with a discussion of future operating or financial performance. Factors that could cause or contribute to such differences include, but are not limited to: statements relating to future steps we may take, prospective products, prospective acquisitions, future performance or results of current and anticipated products and acquired assets, sales efforts, expenses, the outcome of contingencies such as legal proceedings, and financial results. These cautionary statements should be considered in connection with any subsequent written or oral forward-looking statements that may be made by the Company or by persons acting on its behalf and in conjunction with its periodic SEC filings. You are advised, however, to consult any further disclosures we make on related subjects in our reports filed with the SEC. In particular, you should read the discussion in the section entitled "Cautionary Statement Regarding Forward-Looking Statements" in our most recent Annual Report on Form 10-K, as it may be updated in subsequent reports filed with the SEC. That discussion covers certain risks, uncertainties and possibly inaccurate assumptions that could cause our actual results to differ materially from expected and historical results. The addressable IMS market size figures presented in this press release outline the approximate aggregate size of the potential market and are not forecasts of our future sales. Other factors besides those listed there could also adversely affect our results.

Non-GAAP Financial Measures

To supplement Akorn's financial results and guidance presented in accordance with U.S. generally accepted accounting principles (GAAP), the Company uses certain non-GAAP (also referred to as "adjusted" or "non-GAAP adjusted") financial measures in this press release and the accompanying tables, including adjusted EBITDA, adjusted net income, adjusted net income per diluted share, adjusted revenues, adjusted cost of sales, adjusted gross margin, adjusted SG&A, adjusted acquisition-related costs, adjusted amortization, adjusted debt financing costs, adjusted non-cash interest expense, adjusted other non-operating income and adjusted income tax provision. These non-GAAP measures adjust for certain specified items that are described in the release and attached schedules. The Company believes that each of these non-GAAP financial measures are helpful in understanding its past financial performance and potential future results, particularly in light of the effect of various acquisition and divestiture transactions effected by the Company. The non-GAAP financial measures are not meant to be considered in isolation or as a substitute for or superior to comparable GAAP measures and should be read in conjunction with the consolidated financial statements prepared in accordance with GAAP.

Akorn's management uses adjusted EBITDA, adjusted net income and adjusted net income per diluted share in managing and analyzing its business and financial condition. Akorn's management believes that the presentation of these and other non-GAAP financial measures provide investors greater transparency into Akorn's ongoing results of operations allowing investors to better compare the Company's results from period to period.

Investors should note that these non-GAAP financial measures are not prepared under any comprehensive set of accounting rules or principles and do not reflect all of the amounts associated with the Company's results of operations as determined in accordance with GAAP. Investors should also note that these non-GAAP financial measures have no standardized meaning prescribed by GAAP and, therefore, have limits in their usefulness to investors. In addition, from time-to-time in the future there may be other items that the Company may exclude for purposes of its non-GAAP financial measures; likewise, the Company may in the future cease to exclude items that it has historically excluded for purposes of its non-GAAP financial measures. Because of the non-standardized definitions, the non-GAAP financial measures as used by Akorn in this press release and the accompanying tables may be calculated differently from, and therefore may not be directly comparable to, similarly titled measures used by the Company's competitors and other companies.

Set forth below is the definition of each non-GAAP financial measure as used by the Company in this press release and a full reconciliation of each non-GAAP financial measure to the most closely applicable GAAP financial measures.

Adjusted EBITDA, as defined by the Company, is calculated as follows:

Net income, plus:

  Interest income (expense), net
  Provision for income taxes
  Depreciation and amortization
  Amortization of acquisition related inventory step-up
  Non-cash expenses, such as share-based compensation expense, and amortization of financing costs
  Other adjustments, such as costs associated with competitive pricing actions, legal settlements and various acquisition and disposition related expenses
  Less settlement of product warranty liability
  Less gains (or plus losses) on foreign currency transactions
  Less gains related to acquisitions and divestitures

Adjusted EBITDA is deemed by the Company to be a useful performance indicator because it includes an add back of non-cash and non-recurring operating expenses which have little to no bearing on cash flows and may be subject to uncontrollable factors not reflective of the Company's true operational performance.

Adjusted net income, as defined by the Company, is calculated as follows:

Net income, plus:

  The recorded provision for income taxes
  Intangible asset amortization
  Amortization of acquisition related inventory step-up
  Non-cash expenses, such as non-cash interest, share-based compensation expense, and amortization of financing costs
  Other adjustments, such as costs associated with competitive pricing actions, legal settlements and various acquisition and disposition related expenses
  Less an estimated tax provision, net of the benefit from utilizing NOL carry-forwards
  Less settlement of product warranty liability
  Less gains (or plus losses) on foreign currency transactions
  Less gains related to acquisitions and divestitures

Adjusted net income per diluted share is equal to adjusted net income divided by the actual or anticipated diluted share count for the applicable period. The Company believes that adjusted net income and adjusted net income per diluted share are meaningful financial indicators, to both Company management and investors, in that they exclude non-cash income and expense items that have no impact on current or future cash flows, as well as other income and expense items that are not expected to recur and therefore are not reflective of continuing operating performance.

In addition, as used in this press release, (i) adjusted revenues exclude one-time costs associated with competitive pricing actions; (ii) adjusted cost of sales exclude amortization of inventory step-up, accelerated depreciation on plant assets and costs associated with competitive pricing actions; (iii) adjusted gross margin excludes amortization of inventory step-up, costs associated with competitive pricing actions and accelerated depreciation on plant assets; (iv) adjusted SG&A excludes stock compensation expense; (v) adjusted acquisition-related costs exclude acquisition-related expenses and amortization; (vi) adjusted amortization excludes the amortization of intangible assets; (vii) adjusted debt financing costs exclude the amortization of deferred financing costs; (viii) adjusted non-cash interest expense excludes the non-cash interest expense on convertible debt outstanding; (ix) adjusted other non-operating income excludes costs associated with acquisitions, litigation settlements and foreign currency adjustments, and (x) adjusted income tax provision excludes the total tax effect from non-GAAP pre-tax adjustments.

The shortcomings of non-GAAP financial measures as performance measures are that they provide a view of the Company's results of operations without including all events during a period. For example, Adjusted EBITDA does not take into account the impact of capital expenditures on either the liquidity or the financial performance of the Company and likewise omits share-based compensation expenses, which may vary over time and may represent a material portion of overall compensation expense. Adjusted net income does not take into account non-cash expenses that reflect the amortization of past expenditures, or include stock-based compensation, which is an important and material element of the Company's compensation package for its directors, officers and other key employees. Due to the inherent limitations of non-GAAP financial measures, investors should consider non-GAAP measures only as a supplement to, not as a substitute for or as a superior measure to, measures of financial performance prepared in accordance with GAAP. Investors and other readers are encouraged to review the related GAAP financial measures and the reconciliation of non-GAAP measures to their most closely applicable GAAP measures set forth below.

Financial Tables and Exhibits

The following table presents Akorn, Inc.'s preliminary results of operations for the three and twelve months ended December 31, 2014 and 2013.

Table 1: Akorn, Inc. Preliminary Consolidated Statements of Operations and Comprehensive Income (Unaudited)

	Preliminary Three Months Ended December 31,		Preliminary Twelve Months Ended December 31,
In thousands USD, except per-share amounts	2014	2013	2014	2013

REVENUES	$227,828	$84,953	$601,931	$317,711

Cost of sales (exclusive of amortization of intangibles, included within operating expenses below)	99,446	37,983	295,488	145,807
GROSS PROFIT	128,382	46,970	306,443	171,904

Selling, general and administrative expenses	29,122	14,415	95,463	53,508
Acquisition-related costs	2,858	934	32,147	2,912
Research and development expenses	7,810	4,001	29,199	19,858
Amortization of intangibles	16,685	2,444	44,066	7,422
TOTAL OPERATING EXPENSES	56,475	21,794	200,875	83,700
OPERATING INCOME	71,907	25,176	105,568	88,204

Amortization of deferred financing costs	(1,030)	(220)	(12,129)	(842)
Interest expense, net	(13,773)	(2,262)	(35,657)	(8,649)
Equity in earnings of unconsolidated joint venture	—	80	—	80
Bargain purchase gain	—	3,707	—	3,707
Gain from product divestiture	—	—	9,807	—
Other non-operating income, net	(580)	193	400	395
INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	56,524	26,674	67,989	82,895
Income tax provision	22,292	9,996	26,570	30,533
INCOME FROM CONTINUING OPERATIONS	$34,232	$16,678	$41,419	$52,362
Loss from discontinued operations, net of tax	—	—	(503)	—
CONSOLIDATED NET INCOME	$34,232	$16,678	$40,916	$52,362
CONSOLIDATED NET INCOME PER COMMON SHARE:
Income from continuing operations, basic	$0.32	$0.17	$0.40	$0.54
Loss from discontinued operations, basic	—	—	—	—
CONSOLIDATED NET INCOME, BASIC	$0.32	$0.17	$0.40	$0.54

Income from continuing operations, diluted	$0.29	$0.14	$0.38	$0.46
Loss from discontinued operations, diluted	—	—	—	—
CONSOLIDATED NET INCOME, DILUTED	$0.29	$0.14	$0.38	$0.46

SHARES USED IN COMPUTING CONSOLIDATED NET INCOME PER COMMON SHARE:
BASIC	108,515	96,431	103,480	96,181
DILUTED	124,491	116,494	123,110	113,898

COMPREHENSIVE INCOME:
Consolidated net income	$34,232	$16,678	$40,916	$52,362
Unrealized holding loss on available-for-sale securities, net of tax	(2,194)	—	(1,124)	—
Foreign currency translation gain/(loss), net of tax	(1,790)	761	(1,704)	(6,463)
COMPREHENSIVE INCOME	$30,248	$17,439	$38,088	$45,899

The following table presents Akorn, Inc.'s preliminary consolidated balance sheets as of December 31, 2014 and 2013.

Table 2: Akorn, Inc. Preliminary Consolidated Balance Sheets (Unaudited)

AKORN, INC.
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

In thousands USD	DECEMBER 31,	DECEMBER 31,
	2014	2013
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$ 70,680	$ 34,178
Trade accounts receivable, net	220,716	64,998
Inventories	131,310	55,982
Deferred taxes, current	33,480	7,945
Avail for sale security, current	7,268	--
Prepaid expenses and other current assets	30,878	5,753
TOTAL CURRENT ASSETS	494,332	168,856

PROPERTY, PLANT AND EQUIPMENT, NET	143,788	82,108
OTHER LONG-TERM ASSETS:
Goodwill	284,343	29,831
Product licensing rights, net	704,218	115,900
Other intangibles, net	259,141	14,605
Deferred financing costs	21,560	5,676
Deferred taxes, non-current	3,020	1,643
Long-term investments	208	10,006
Other	1,863	3,180
TOTAL OTHER LONG-TERM ASSETS	1,274,353	180,841
TOTAL ASSETS	$ 1,912,473	$ 431,805

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
Trade accounts payable	$ 44,116	$ 22,999
Purchase consideration payable	7,481	14,728
Income taxes payable	1	1,459
Accrued royalties	13,041	6,004
Accrued compensation	13,467	7,692
Current portion of long-term debt	10,450	--
Accrued expenses and other liabilities	45,610	8,363
TOTAL CURRENT LIABILITIES	134,166	61,245
LONG-TERM LIABILITIES:
Debt, Long-term	1,114,481	108,750
Deferred tax liability	268,968	--
Lease incentive obligations and other long-term liabilities	2,536	1,630
TOTAL LONG-TERM LIABILITIES	1,385,985	110,380
TOTAL LIABILITIES	1,520,151	171,625
SHAREHOLDERS' EQUITY:
Common stock, no par value --- 150,000,000 shares authorized, 107,330,516 and 96,569,186 shares issued and outstanding September 30, 2014 and December 31, 2013, respectively	351,235	239,235
Warrants to acquire common stock	--	17,946
Retained earnings	56,282	15,366
Accumulated other comprehensive loss	(15,195)	(12,367)
TOTAL SHAREHOLDERS' EQUITY	392,322	260,180
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$ 1,912,473	$ 431,805

The following table presents Akorn, Inc.'s preliminary consolidated statements of cash flows for the three and twelve months ended December 31, 2014 and 2013.

Table 3: Akorn, Inc. Preliminary Consolidated Statements of Cash Flows (Unaudited)

AKORN, INC.
CONSOLIDATED STATEMENT OF CASH FLOWS

	THREE MONTHS ENDED		TWELVE MONTHS ENDED
	December 31,		December 31,
In thousands USD	2014	2013	2014	2013
OPERATING ACTIVITIES
Consolidated net income	$ 34,232	$ 16,678	$ 40,916	$ 52,362
Loss from discontinued operations	--	--	503	--
Adjustments to reconcile consolidated net income to net cash provided by operating activities:
Depreciation and amortization	20,765	4,551	58,538	14,476
Debt financing costs	1,030	220	12,129	842
Amortization of favorable (unfavorable) contract asset (liability)	19	(1,430)	72	(1,905)
Amortization of inventory step-up	10,954	--	20,798	--
Non-cash stock compensation expense	2,548	1,376	7,542	7,050
Non-cash interest expense	917	1,208	4,871	4,634
Gain from product divestiture	--	--	(9,807)	--
Deferred tax assets, net	16,291	262	25,293	2,091
Excess tax benefit from stock compensation	(6,442)	(1,736)	(38,710)	(2,928)
Non-cash gain on bargain purchase	--	(3,707)	--	(3,707)
Non-cash settlement of product warranty liability	--	--	--	(1,299)
Loss on extinguishment of debt	990	--	990
Gain on sale of AFS securities	(7)	--	(7)
Equity in earnings of unconsolidated joint venture	--	(4)	--	(80)
Changes in operating assets and liabilities:	--	--	--
Trade accounts receivable	(80,130)	(3,419)	(104,323)	(14,277)
Inventories	(1,085)	778	(15,262)	(3,797)
Prepaid expenses and other assets	1,311	(1,515)	(9,898)	(648)
Trade accounts payable	8,684	531	11,024	1,975
Accrued expenses and other liabilities	6,572	1,123	26,249	2,537
NET CASH PROVIDED BY OPERATING ACTIVITIES	16,649	14,916	30,918	57,326

INVESTING ACTIVITIES
Payments for acquisitions and equity investments	(73,031)	(54,969)	(1,002,802)	(55,482)
Proceeds from disposal of assets	611	--	59,361	--
Payments for other intangible assets	(33)	--	(8,532)	--
Purchases of property, plant and equipment	(10,175)	(3,706)	(29,568)	(11,642)
Distributions from unconsolidated joint venture	--	250	--	250
NET CASH (USED IN) INVESTING ACTIVITIES	(82,628)	(58,425)	(981,541)	(66,874)

FINANCING ACTIVITIES
Proceeds from issuance of debt	--	--	1,045,000	--
Debt repayment	(3,236)	--	(85,049)	--
Debt financing costs	96	(475)	(28,366)	(3,032)
Excess tax benefit from stock compensation	6,442	1,736	38,710	2,928
Net proceeds from common stock offering and warrant exercises	--	--	8,171	--
Proceeds under stock option and stock purchase plans	1,975	783	8,842	3,222
NET CASH PROVIDED BY FINANCING ACTIVITIES	5,277	2,044	987,308	3,118

Effect of changes in exchange rates on cash & cash equivalents	(84)	45	(183)	(173)
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(60,786)	(41,420)	36,502	(6,603)
Cash and cash equivalents at beginning of period	131,466	75,598	34,178	40,781
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$ 70,680	$ 34,178	$ 70,680	$ 34,178

The following table presents a preliminary reconciliation of net income to non-GAAP adjusted EBITDA for the three and twelve months ended December 31, 2014 and 2013.

Table 4: Akorn, Inc. Preliminary Reconciliation of Net Income to Non-GAAP Adjusted EBITDA (Unaudited)

AKORN, INC.
RECONCILIATION OF NET INCOME TO NON-GAAP ADJUSTED EBITDA

	THREE MONTHS ENDED		TWELVE MONTHS ENDED
	December 31,		December 31,
In thousands USD	2014	2013	2014	2013
NET INCOME FROM CONTINUING OPERATIONS	$ 34,232	$ 16,678	$ 41,419	$ 52,362

ADJUSTMENTS TO ARRIVE AT EBITDA:
Depreciation expense	3,768	2,107	14,160	7,054
Amortization expense	16,685	2,444	44,066	7,422
Interest expense, net	12,856	1,054	30,786	4,015
Non-cash interest expense	917	1,208	4,871	4,634
Income tax provision	22,292	9,996	26,570	30,533
EBITDA	$ 90,750	$ 33,487	$ 161,872	$ 106,020

NON-CASH AND OTHER NON-RECURRING INCOME AND EXPENSES
Acquisition-related expenses	2,858	934	32,147	3,233
Non-cash stock compensation expense	2,549	1,376	7,543	7,050
Non-cash settlement of product warranty liability	--	--	--	(1,299)
Gain from foreign currency forward contracts	--	(208)	(689)	(208)
Bargain purchase gain	--	(3,707)	--	(3,707)
Amortization of unfavorable contract liability	--	(1,270)	--	(1,270)
Gain from product divestiture	--	--	(9,807)	--
Amortization of inventory gross-up	10,954	--	20,798	--
Debt financing costs	1,030	220	12,129	842
Other costs associated with acquisitions	--	--	1,400	--
Revenue adjustments related to pricing changes	12,375	--	52,235	--
Profit sharing adjustment for pricing changes	(3,181)	--	(3,181)	--
Litigation settlement	--	74	(291)	459
ADJUSTED EBITDA	$ 117,335	$ 30,906	$ 274,156	$ 111,120

The following table presents a preliminary reconciliation of non-GAAP measures from the consolidated statements of operations used to arrive at non-GAAP adjusted measures used in Akorn's financial reporting for the three months ended December 31, 2014 and 2013.

Table 5: Akorn, Inc. Preliminary Reconciliation of Non-GAAP Measures from the Consolidated Statements of Operations, Fourth Quarter 2014 and 2013 (Unaudited)

RECONCILIATION OF NON-GAAP MEASURES
IN THOUSANDS, EXCEPT PER SHARE DATA
(UNAUDITED)

	Three Months Ending
In thousands USD, except per-share amounts	December 31, 2014				December 31, 2013
		Non-GAAP				Non-GAAP
	GAAP	Adjustments		As Adjusted	GAAP	Adjustments		As Adjusted
Revenues	$ 227,828	$ 12,375	a	$ 240,203	$ 84,953	$ --		$ 84,953
Cost of sales (excluding amortization of intangibles)	99,446	(7,773)	b	91,673	37,983	--		37,983
GROSS PROFIT	128,382	20,148		148,530	46,970	--		46,970

Selling, general and administrative expenses	29,122	(2,549)	c	26,573	14,415	(1,376)	c	13,039
Acquisition-related costs	2,858	(2,858)	d	--	934	(1,021)	d	(87)
Research and development expenses	7,810	--		7,810	4,001	--		4,001
Amortization of intangibles	16,685	(16,685)	e	--	2,444	(2,444)	e	--
TOTAL OPERATING EXPENSES	56,475	(22,092)		34,383	21,794	(4,841)		16,953

OPERATING INCOME	71,907	42,240		114,147	25,176	4,841		30,017

Amortization of deferred financing costs	(1,030)	1,030	f	--	(220)	220	f	--
Non-cash interest expense	(917)	917	g	--	(1,207)	1,208	g	1
Interest expense, net	(12,856)	--		(12,856)	(1,055)	--		(1,055)
Bargain Purchase Gain	--	--		--	3,707	(3,707)	h	--
Gain from product divestitures	--	--	i	--	--	--		--
Other non-operating income, net	(580)	--	j	(580)	273	(1,404)	j	(1,131)
INCOME BEFORE TAXES FROM CONTINUING OPERATIONS	56,524	44,187		100,711	26,674	1,158		27,832
Income tax provision	22,292	16,045	l	38,337	9,996	1,751	l	11,747
NET INCOME (LOSS) FROM CONTINUING OPERATIONS	$ 34,232	$ 28,142		$ 62,374	$ 16,678	$ (593)		$ 16,085

Convertible debt income adjustments, net of tax	$ 1,397	$ (1,397)	m	$ --	$ --	$ --		$ --
NET INCOME FROM CONTINUING OPERATIONS ADJUSTED FOR CONVERTIBLE DEBT AS USED FOR DILUTED EARNINGS PER SHARE	$ 35,629	$ 26,745		$ 62,374	$ 16,678	$ (593)		$ 16,085

DILUTED NET INCOME (LOSS) FROM CONTINUING OPERATIONS PER SHARE ADJUSTED FOR CONVERTIBLE DEBT AS USED FOR DILUTED EARNINGS PER SHARE	$ 0.29	$ 0.21		$ 0.50	$ 0.14	$ (0.01)		$ 0.14

DILUTED SHARES OUTSTANDING	124,491	124,491		124,491	116,494	116,494		116,494

Gross Margin	56.4%			61.8%	55.3%			55.3%
Operating Margin	31.6%			47.5%	29.6%			35.3%

a - Costs associated with price increases
b - Amortization of inventory step-up, accelerated depreciation on plant assets and adjustments associated with competitive pricing actions
c - Stock compensation expense
d - Acquisition-related costs
e - Acquisition-related amortization
f - Amortization of debt financing costs
g - Non-cash interest expense on convertible debt outstanding
h - Bargain purchase gain from 2013 product acquisition
i - Includes gain (loss) from product acquisitions and divestitures
j - Includes other costs associated with acquisitions, litigation settlements and foreign currency adjustments
k - Includes non-cash settlement of product warranty liability and litigation settlements
l - Total tax effect from non-GAAP pre-tax adjustments
m - Adjustment for convertible debt using the if-converted method

The following table presents a preliminary reconciliation of non-GAAP measures from the consolidated statements of operations used to arrive at non-GAAP adjusted measures used in Akorn's financial reporting for the three months ended December 31, 2014 and 2013.

Table 6: Akorn, Inc. Preliminary Reconciliation of Non-GAAP Measures from the Consolidated Statements of Operations, Full Year 2014 and 2013 (Unaudited)

RECONCILIATION OF NON-GAAP MEASURES
IN THOUSANDS, EXCEPT PER SHARE DATA
(UNAUDITED)

	Fiscal Year Ended
In thousands USD, except per-share amounts	December 31, 2014				December 31, 2013
		Non-GAAP				Non-GAAP
	GAAP	Adjustments		As Adjusted	GAAP	Adjustments		As Adjusted
Revenues	$ 601,931	$ 52,235	a	$ 654,166	$ 317,711	$ --		$ 317,711
Cost of sales (excluding amortization of intangibles)	295,488	(18,566)	b	276,922	145,807	--		145,807
GROSS PROFIT	306,443	70,801		377,244	171,904	--		171,904

Selling, general and administrative expenses	95,463	(7,543)	c	87,920	53,508	(7,050)	c	46,458
Acquisition-related costs	32,147	(32,147)	d	--	2,912	(3,320)	d	(408)
Research and development expenses	29,199	--		29,199	19,858	--		19,858
Amortization of intangibles	44,066	(44,066)	e	--	7,422	(7,422)	e	--
TOTAL OPERATING EXPENSES	200,875	(83,756)		117,119	83,700	(17,792)		65,908

OPERATING INCOME	105,568	154,557		260,125	88,204	17,792		105,996

Amortization of deferred financing costs	(12,129)	12,129	f	--	(842)	842	f	--
Non-cash interest expense	(4,871)	4,871	g	--	(4,634)	4,634	g	--
Interest expense, net	(30,786)	--		(30,786)	(4,015)	--		(4,015)
Bargain Purchase Gain	--	--		--	3,707	(3,707)	h	--
Gain from product divestitures	9,807	(9,807)	i	--	--	--		--
Other non-operating income, net	400	420	j	820	475	(2,318)	k	(1,843)
INCOME BEFORE TAXES FROM CONTINUING OPERATIONS	67,989	162,170		230,159	82,895	17,243		100,138
Income tax provision	26,570	60,931	l	87,501	30,533	7,098	l	37,631
NET INCOME FROM CONTINUING OPERATIONS	$ 41,419	$ 101,239		$ 142,658	$ 52,362	$ 10,145		$ 62,507

Convertible debt income adjustments, net of tax	$ 5,825	$ (5,825)	m	$ --	$ --	$ --		$ --
NET INCOME FROM CONTINUING OPERATIONS ADJUSTED FOR CONVERTIBLE DEBT AS USED FOR DILUTED EARNINGS PER SHARE	$ 47,244	$ 95,414		$ 142,658	$ 52,362	$ 10,145		$ 62,507

DILUTED NET INCOME (LOSS) FROM CONTINUING OPERATIONS PER SHARE ADJUSTED FOR CONVERTIBLE DEBT AS USED FOR DILUTED EARNINGS PER SHARE	$ 0.38	$ 0.78		$ 1.16	$ 0.46	$ 0.09		$ 0.55

DILUTED SHARES OUTSTANDING	123,110	123,110		123,110	113,898	113,898		113,898

Gross Margin	50.9%			57.7%	54.1%			54.1%
Operating Margin	17.5%			39.8%	27.8%			33.4%

a - Costs associated with price increases
b - Amortization of inventory step-up, accelerated depreciation on plant assets and adjustments associated with competitive pricing actions
c - Stock compensation expense
d - Acquisition-related costs
e - Acquisition-related amortization
f - Amortization of debt financing costs
g - Non-cash interest expense on convertible debt outstanding
h - Bargain purchase gain from 2013 product acquisition
i - Includes gain (loss) from product acquisitions and divestitures
j - Includes other costs associated with acquisitions, litigation settlements and foreign currency adjustments
k - Includes non-cash settlement of product warranty liability and litigation settlements
l - Total tax effect from non-GAAP pre-tax adjustments
m - Adjustment for convertible debt using the if-converted method

The below table presents Akorn's non-GAAP 2015 guidance metrics. Akorn's 2015 guidance contemplates adjusted expense items that are non-GAAP measures the Company believes present a picture of Akorn's continuing operations. A full reconciliation of GAAP to non-GAAP guidance metrics is available in Table 8.

Table 7: Tabulated 2015 Guidance

In millions USD, except per-share amounts	2015 Outlook February 26, 2015
Total Revenue (Non-GAAP)	$960 - 980
Total gross margin percentage (Non-GAAP)	62% - 63%
SG&A expense (Non-GAAP)	$107 - 112
R&D expense	$45 - 50
Non-operating expense (Non-GAAP)	$52
Income tax rate (Non-GAAP)	37%
Adjusted earnings per share (Non-GAAP)	$1.88 - 1.98
Fully diluted shares outstanding	127
Capital expenditures	$50 - 60

The below table presents a reconciliation of Akorn's non-GAAP 2015 guidance metrics to GAAP measures. Akorn's 2015 guidance contemplates adjusted expense items that are non-GAAP measures the Company believes present a picture of Akorn's continuing operations.

Table 8: Reconciliation of 2015 Non-GAAP Revenue, EPS and EBITDA Guidance to GAAP Revenue, EBITDA and EPS

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP ADJUSTED NET INCOME
Amounts in millions USD
GAAP NET INCOME	$179 - 192

Add:
Intangible asset amortization expense	$67
Share-based compensation Expense	$10
Non-cash interest expense	$7
Amortization of deferred financing costs	$9
Acquisition-related expenses & other adjustments	$2

Subtract:
Tax effect of adjustments	($35)

ADJUSTED NET INCOME	$239 - 251

ADJUSTED NET INCOME PER DILUTED SHARE	$1.88 - 1.98

SHARES USED IN COMPUTING NET INCOME PER SHARE	127

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP ADJUSTED EBITDA
Amounts in millions USD
GAAP NET INCOME	$179 - 192

Add:
Depreciation & amortization expense	$85
Interest expense, net (cash & non-cash)	$59
Income tax provision	$110 - 114
EBITDA	$433 - 450

Add:
Share-based compensation expense	$10
Amortization of deferred financing costs	$9
Acquisition-related expenses & other adjustments	$2
ADJUSTED EBITDA	$452 - 471
CONTACT: Investors/Media:
         Dewey Steadman
         Executive Director, Investor Relations
         (847) 582-6923
         investor.relations@akorn.com